                                                                    Exhibit 99.1

                   AMES TRUE TEMPER ANNOUNCES CFO RESIGNATION

CAMP HILL, PA, June 27, 2005 - Ames True Temper, Inc. today announced that Judy
Schuchart, Vice President Finance and Chief Financial Officer, has resigned effective July 18, 2005 to accept a Vice President of Finance position with a multinational public company. The Company will be conducting a search for her replacement. "During Judy's tenure here, she has made immeasurable contributions to our Company and has been instrumental in bringing our organization to its current world class level. We will miss Judy and wish her well in her new venture," commented Rich Dell, CEO of Ames True Temper.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange
Act of 1934. All statements other than statements of historical fact are
"forward-looking statements" for purposes of federal and state securities laws.
Forward-looking statements may include the words "may," "will," "plans,"
"estimates," "anticipates," "believes," "expects," "intends" and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

     * The Company's liquidity and capital resources;

     * Sales levels to existing and new customers;

     * Increased concentration of its customers;

     * Seasonality and adverse weather conditions;

     * Competitive pressures and trends;

     * Changing consumer preferences;

     * New product and customer initiatives;

     * Risks relating to foreign sourcing, foreign operations and availability of raw materials;

     * The Company's ability to successfully consummate and integrate acquisitions; and

     * General economic conditions.

The Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition.
The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Eric Aumen, Director, Investor Relations and Public Reporting,
+1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.